EXHIBIT 99.1

Krispy Kreme Reports Second Quarter 2023 Results, Reiterates Full Year Guidance
Second quarter net revenue grew 9.0% with organic revenue growth of 11.4%
Global Points of Access grew by 12.8% to 12,872
GAAP net income of $0.1 million and Adjusted EBITDA of $48.8 million

CHARLOTTE, NC (August 10, 2023) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme” or the “Company”) today reported financial results for the second quarter ended July 2, 2023. Net revenue grew 9.0% year-over-year to $408.9 million and organic revenue grew 11.4%, led by the U.S., where all sales channels including doughnut and cookie shops, Delivered Fresh Daily (“DFD”) doors, and ecommerce contributed to 12.7% organic growth in the quarter.
GAAP net income for the quarter was $0.1 million compared to net loss of $2.4 million a year ago while GAAP diluted EPS for the quarter was $0.00 compared to diluted loss per share of $0.02 last year. Adjusted diluted EPS decreased $0.01 to $0.07 for the quarter, compared to $0.08 last year in the same period, driven by higher net interest expense. Adjusted EBITDA increased 3.1% in the quarter to $48.8 million led by the U.S. and Market Development segments.
Global Points of Access, which reflect all locations where fresh doughnuts and cookies can be purchased, increased by 462 during the quarter and 1,035 year-to-date, providing consumers with access to Krispy Kreme and Insomnia Cookies through 12,872 locations around the world.
Commenting on the Company’s performance, CEO Mike Tattersfield stated, “I am proud of the results we delivered in the second quarter, which were bolstered by our continued focus on expanding our hub and spoke model as we leaned heavily into our omni-channel and DFD capabilities as well as our international expansion strategy. We executed the strongest and largest National Doughnut Day in our history, which we now celebrate in a dozen countries. We are also pleased with our continued global expansion, as we opened three new markets during the quarter in Chile, Jamaica, and Costa Rica, all exceeding our revenue growth targets.”
Mike continued, “We look forward to capitalizing on a strong start to the year in the back half of 2023 and delivering profitable growth as we focus on our capital efficient hub and spoke model and omni-channel strategy. We continue to expect to open in three to five additional markets in 2023, and recently opened in Switzerland which marked our first opening in Continental Europe to be followed by France before year-end. Overall, we remain on our path to grow Global Points of Access and become the most loved sweet treat brand in the world.”

Financial Highlights

$ in millions, except per share data	Q2 2023	vs Q2 2022	1H 2023	vs. 1H 2022
Net Revenue	$408.9	+9.0%	$827.8	+10.7%
Organic Revenue (1)	$406.8	+11.4%	$829.3	+12.9%
GAAP Net Income	$0.1	+103.5%	$1.7	(57.3)%
Adjusted Net Income, Diluted (1)	$11.4	(13.1)%	$26.7	+1.3%
GAAP Operating Income	$5.6	(24.8)%	$20.6	(17.0)%
GAAP Operating Income Margin	1.4%	-60 bps	2.5%	-80 bps
Adjusted EBITDA (1)	$48.8	+3.1%	$103.7	+7.8%
Adjusted EBITDA Margin (1)	11.9%	-70 bps	12.5%	-40 bps
GAAP Diluted EPS	$0.00	+$0.02	$0.00	$0.00
Adjusted Diluted EPS (1)	$0.07	($0.01)	$0.16	$0.00
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics

$ in millions, except access points	Q2 2023	vs Q2 2022	vs Q1 2023
Global Points of Access	12,872	+12.8%	+3.7%
Sales per Hub (U.S.) TTM	$4.7	+9.3%	+2.2%
Sales per Hub (International) TTM	$9.7	+3.2%	(1.0)%
Ecommerce as a Percent of Retail Sales	18.8%	+130 bps	-80 bps
Second Quarter 2023 Consolidated Results
Krispy Kreme’s second quarter 2023 results reflect strong growth compared to the prior year. Net revenue grew 9.0% to $408.9 million and total company organic revenue grew 11.4% in the quarter. Organic revenue growth was driven by a strong performance in all three business segments. Ecommerce revenue growth in the quarter was 18.0% and represented 18.8% of retail sales in the quarter.
GAAP net income for the quarter was $0.1 million, compared to a GAAP net loss of $2.4 million in 2022. GAAP net income included a $4.4 million charge related to the previously disclosed exit of the Company’s Branded Sweet Treats business that was largely non-cash. Inventory write-offs and employee severance associated with the exit of the Branded Sweet Treats business had a 70 basis point impact on product and distribution costs as a percent of revenue in the second quarter of 2023.
Adjusted EBITDA in the quarter grew 3.1% to $48.8 million despite an approximate $0.5 million negative impact from the stronger U.S. dollar. Operating margins declined 60 basis points to 1.4%, while Adjusted EBITDA margins declined 70 basis points to 11.9% as pricing initiatives and hub and spoke efficiencies were offset by inflationary pressure and the timing of certain performance-based incentives. Adjusted Net Income, Diluted, decreased 13.1% to $11.4 million in the quarter. GAAP diluted EPS in the quarter was $0.00 compared to a loss per share of $0.02 in the same quarter last year, while adjusted diluted EPS decreased 12.5% to $0.07 from $0.08 in the second quarter of 2022, due primarily to higher net interest expense.
Second Quarter 2023 Market Segment Results
U.S.: In the U.S. segment, net revenue grew $22.8 million, or approximately 9.3%, and organic revenue increased $29.8 million, or approximately 12.7%, compared to a year ago. Organic growth was driven by successful pricing actions, marketing activations, and expansion of our DFD strategy. Sales per hub in the U.S. increased 9% to $4.7 million and DFD average sales per door increased 16% year over year to $632 per week, with an additional 815 Points of Access compared to the second quarter of fiscal 2022. Additionally, ecommerce as a percent of retail sales grew 260 basis points. This level of performance was achieved despite short-term disruption from a third-party POS provider during the first part of the quarter, which has since been resolved. We also saw strong revenue performance at Insomnia Cookies which opened 23 new Cookie Shops in the trailing four quarters.
U.S. Adjusted EBITDA increased 16.3% to $28.1 million with Adjusted EBITDA margin expansion of 60 basis points to 10.5%. This was primarily driven by network optimizations and price increases augmenting Sales per Hub, partially offset by inflation and labor inefficiencies due to the temporary outages associated with a third-party POS provider. Profitability at Insomnia Cookies was pressured because of the impact of higher product and distribution costs, partially offset by pricing, as well as timing of investments to support strategic growth initiatives.
International: In the International segment, net revenue grew $4.5 million, or approximately 4.8%, from the second quarter of fiscal 2022 to the second quarter of fiscal 2023, aided by foreign currency translation impacts of $1.2 million from a weakening U.S. dollar. International organic revenue grew $3.3 million, or approximately 3.5%, from the second quarter of fiscal 2022 to the second quarter of fiscal 2023, driven by increased pricing and Points of Access growth of 245 locations, or 7%, compared to the second quarter of fiscal 2022.
International Adjusted EBITDA declined 0.4% compared to the prior year at $19.5 million, driven by cost inflation. Adjusted EBITDA margins declined 100 basis points to 19.8%. We have already begun to see results from the actions taken in the International segment, focused on expansion with key partners, including adding Krispy Kreme to consumer loyalty card programs, deploying pricing and cost control initiatives, and optimizing price pack architecture in the U.K. DFD market.
Market Development: In the Market Development segment, net revenue increased $6.4 million, or approximately 17.4%, from the second quarter of fiscal 2022 to the second quarter of fiscal 2023, despite the impacts of certain foreign currencies devaluing against the U.S. dollar. When adjusted for the impacts of acquisitions and foreign currency, Market Development organic revenue grew $8.5 million, or approximately 23.2%, from the second quarter of fiscal 2022 to the second quarter of fiscal 2023, driven by strong performance in the Company’s international franchise markets, Canada, and Japan, aided by Hub and Spoke model expansion.
Market Development Adjusted EBITDA grew 27.3% to $15.7 million, with strong margin improvement in the Company’s equity-owned Japan and Canada markets from hub and spoke efficiencies and strength in international franchise revenue more than offsetting inflation and the strong U.S. dollar. Adjusted EBITDA margins for the segment increased 290 basis points to 36.5% despite a negative impact from mix shift.
Balance Sheet & Capital Expenditures
During the second quarter of 2023, the company invested $27.7 million in capital expenditures, or 6.8% of revenue, primarily to support growth of our hot light theaters, cookie shops, and DFD Doors.

As of July 2, 2023 the company had total available liquidity of $201.6 million, including $26.6 million of cash and cash equivalents plus undrawn capacity of $175 million under available credit facilities, and net debt of $833.5 million. In line with the strategic decision to reduce reliance on vendor financing programs, the Company paid down a further $33.7 million in structured payables and supply chain financing vehicles in the second quarter which will provide a long-term tailwind to Adjusted EBITDA.
2023 Financial Outlook
Krispy Kreme re-affirms its previous guidance for the full year 2023 as follows:
•Net Revenue of $1.65 billion to $1.68 billion, +8% to +10% vs 2022 (+9% to +11% in constant currency)
•Organic Revenue growth of 9% to 11%
•Adjusted EBITDA of $205 million to $215 million, +8% to +13% vs 2022 (+10% to +14% in constant currency)
•Adjusted Net Income, Diluted, of $52 million to $58 million, +5% to +17% vs 2022 (+9% to +21% in constant currency)
•Adjusted Diluted EPS of $0.31 to $0.34, +7% to +17% vs 2022 (+10% to +21% in constant currency)
•Income Tax rate between 24.5% to 26.0%
•Capital Expenditures between $105 million to $115 million, or approximately 6.6% of revenue
•Interest Expense, net between $39 million to $43 million
The above guidance continues to assume a negative 1% impact to 2023 revenue and a negative $3 million impact to 2023 Adjusted EBITDA from FX headwinds, with the impact entirely in the first half of the year. The Company expects to reduce its net leverage in 2023, as we make progress towards our 2026 goal of approximately 2.0x to 2.5x net leverage.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including Ecommerce and delivery), as well as DFD sales, but excluding sales from our legacy wholesale business and our Branded Sweet Treat Line. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD Doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD Doors.
•Total Net Leverage Ratio: Calculated using Net Debt (including both bank debt and financing leases as part of debt) divided by Adjusted EBITDA.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call

Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the second quarter of 2023. The conference call can be accessed by dialing 1 (800) 599-5188 and entering the conference ID 5487868. International participants can access the call via the corresponding number listed here and entering the conference ID 5487868. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.

Investor Relations
ir@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Ashley Firlan & Ashna Vasa, KrispyKremeIR@edelman.com
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 35 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing Ecommerce and delivery business with nearly 13,000 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “believe,” “may,” “could,” “will,” “should,” “anticipate,” “estimate,” “expect,” “outlook,” “guidance,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended January 1, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Diluted, Adjusted Diluted EPS, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Two Quarters Ended
	July 2, 2023 (13 weeks)	July 3, 2022 (13 weeks)	July 2, 2023 (26 weeks)	July 3, 2022 (26 weeks)
Net revenues
Product sales	$400,348	$367,777	$811,022	$731,829
Royalties and other revenues	8,534	7,468	16,810	15,948
Total net revenues	408,882	375,245	827,832	747,777
Product and distribution costs	111,106	100,558	228,939	196,669
Operating expenses	189,165	173,942	380,573	342,668
Selling, general and administrative expense	62,582	51,754	124,050	105,465
Marketing expenses	9,770	11,215	19,623	21,374
Pre-opening costs	1,104	985	1,868	2,314
Other expenses/(income), net	314	1,469	(4,949)	(1,164)
Depreciation and amortization expense	29,196	27,814	57,135	55,655
Operating income	5,645	7,508	20,593	24,796
Interest expense, net	12,063	7,586	24,051	14,937
Other non-operating expense, net	1,061	756	2,060	435
(Loss)/income before income taxes	(7,479)	(834)	(5,518)	9,424
Income tax (benefit)/expense	(7,563)	1,574	(7,246)	5,374
Net income/(loss)	84	(2,408)	1,728	4,050
Net (loss)/income attributable to noncontrolling interest	(139)	1,441	1,806	3,897
Net income/(loss) attributable to Krispy Kreme, Inc.	$223	$(3,849)	$(78)	$153
Net income/(loss) per share:
Common stock — Basic	$—	$(0.02)	$—	$—
Common stock — Diluted	$—	$(0.02)	$—	$—
Weighted average shares outstanding:
Basic	168,184	167,367	168,162	167,314
Diluted	170,659	167,367	168,162	167,314

Krispy Kreme, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

	As of
	(Unaudited) July 2, 2023	January 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,635	$35,371
Restricted cash	339	359
Accounts receivable, net	49,381	51,089
Inventories	33,977	46,239
Taxes receivable	17,354	18,263
Prepaid expense and other current assets	31,635	26,953
Total current assets	159,321	178,274
Property and equipment, net	492,233	472,358
Goodwill	1,099,393	1,087,908
Other intangible assets, net	960,094	966,088
Operating lease right of use asset, net	443,277	417,381
Other assets	19,826	26,528
Total assets	$3,174,144	$3,148,537
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$40,722	$40,034
Current operating lease liabilities	42,932	43,160
Accounts payable	216,407	225,276
Accrued liabilities	96,199	104,424
Structured payables	50,447	103,575
Total current liabilities	446,707	516,469
Long-term debt, less current portion	814,476	739,052
Noncurrent operating lease liabilities	439,103	412,759
Deferred income taxes, net	134,130	143,124
Other long-term obligations and deferred credits	33,453	38,258
Total liabilities	1,867,869	1,849,662
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both July 2, 2023 and January 1, 2023; 168,184 and 168,137 shares issued and outstanding as of July 2, 2023 and January 1, 2023, respectively	1,682	1,681
Additional paid-in capital	1,432,150	1,426,105
Shareholder note receivable	(3,809)	(4,813)
Accumulated other comprehensive income/(loss), net of income tax	7,784	(9,151)
Retained deficit	(229,340)	(217,490)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,208,467	1,196,332
Noncontrolling interest	97,808	102,543
Total shareholders’ equity	1,306,275	1,298,875
Total liabilities and shareholders’ equity	$3,174,144	$3,148,537

Krispy Kreme, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Two Quarters Ended
	July 2, 2023 (26 weeks)	July 3, 2022 (26 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,728	$4,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	57,135	55,655
Deferred income taxes	(11,743)	(6,866)
Loss on extinguishment of debt	472	—
Impairment and lease termination charges	7,808	1,991
Gain on disposal of property and equipment	(151)	(499)
Gain on sale-leaseback	(9,646)	(2,374)
Share-based compensation	10,369	10,493
Change in accounts and notes receivable allowances	372	193
Inventory write-off	10,244	251
Settlement of interest rate swap derivatives	7,657	—
Amortization related to settlement of interest rate swap derivatives	(4,379)	—
Other	996	(733)
Change in operating assets and liabilities, excluding foreign currency translation adjustments	(24,609)	(8,238)
Net cash provided by operating activities	46,253	53,923
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(54,290)	(51,460)
Proceeds from sale-leaseback	10,025	3,000
Other investing activities	163	181
Net cash used for investing activities	(44,102)	(48,279)
CASH FLOWS USED FOR FINANCING ACTIVITIES:
Proceeds from the issuance of debt	989,198	53,000
Repayment of long-term debt and lease obligations	(916,580)	(50,179)
Payment of financing costs	(5,000)	—
Proceeds from structured payables	73,939	153,097
Payments on structured payables	(126,920)	(133,530)
Payment of contingent consideration related to a business combination	—	(900)
Capital contribution by shareholders, net of loans issued	631	(27)
Payments of issuance costs in connection with IPO	—	(12,458)
Proceeds from sale of noncontrolling interest in subsidiary	—	410
Distribution to shareholders	(11,771)	(11,710)
Payments for repurchase and retirement of common stock	(147)	(2,363)
Distribution to noncontrolling interest	(11,246)	(9,496)
Net cash used for financing activities	(7,896)	(14,156)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,011)	(4,473)
Net decrease in cash, cash equivalents and restricted cash	(8,756)	(12,985)
Cash, cash equivalents and restricted cash at beginning of period	35,730	39,192
Cash, cash equivalents and restricted cash at end of period	$26,974	$26,207

Net cash provided by operating activities	$46,253	$53,923
Less: Purchase of property and equipment	(54,290)	(51,460)
Free cash flow	$(8,037)	$2,463

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Two Quarters Ended
(in thousands)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net income/(loss)	$84	$(2,408)	$1,728	$4,050
Interest expense, net	12,063	7,586	24,051	14,937
Income tax (benefit)/expense	(7,563)	1,574	(7,246)	5,374
Depreciation and amortization expense	29,196	27,814	57,135	55,655
Share-based compensation	4,824	5,452	10,369	10,493
Employer payroll taxes related to share-based compensation	189	35	214	90
Other non-operating expense, net (1)	1,061	756	2,060	435
Strategic initiatives (2)	4,477	120	17,946	120
Acquisition and integration expenses (3)	339	82	430	599
New market penetration expenses (4)	241	260	335	370
Shop closure expenses, net (5)	1,484	1,894	805	2,124
Restructuring and severance expenses (6)	1,667	476	2,247	476
Gain on sale-leaseback	15	—	(9,646)	(2,374)
Other (7)	737	3,720	3,314	3,919
Adjusted EBITDA	$48,814	$47,361	$103,742	$96,268

	Quarter Ended		Two Quarters Ended
(in thousands)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Segment Adjusted EBITDA:
U.S.	$28,085	$24,155	$66,620	$56,562
International	19,463	19,535	33,030	36,779
Market Development	15,734	12,357	32,700	24,845
Corporate	(14,468)	(8,686)	(28,608)	(21,918)
Adjusted EBITDA	$48,814	$47,361	$103,742	$96,268

	Quarter Ended		Two Quarters Ended
(in thousands, except per share amounts)	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net income/(loss)	$84	$(2,408)	$1,728	$4,050
Share-based compensation	4,824	5,452	10,369	10,493
Employer payroll taxes related to share-based compensation	189	35	214	90
Other non-operating expense, net (1)	1,061	756	2,060	435
Strategic initiatives (2)	4,477	120	17,946	120
Acquisition and integration expenses (3)	339	82	430	599
New market penetration expenses (4)	241	260	335	370
Shop closure expenses, net (5)	1,484	2,144	805	2,374
Restructuring and severance expenses (6)	1,667	476	2,247	476
Gain on sale-leaseback	15	—	(9,646)	(2,374)
Other (7)	737	3,720	3,314	3,919
Amortization of acquisition related intangibles (8)	7,368	6,978	14,641	14,224
Loss on extinguishment of 2019 Facility (9)	—	—	472	—
Tax impact of adjustments (10)	(9,464)	(2,341)	(14,120)	(3,419)
Tax specific adjustments (11)	(1,758)	(628)	(2,315)	(628)
Net loss/(income) attributable to noncontrolling interest	139	(1,441)	(1,806)	(3,897)
Adjustment to adjusted net income attributable to common shareholders	—	—	—	(374)
Adjusted net income attributable to common shareholders - Basic	$11,403	$13,205	$26,674	$26,458
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(4)	(83)	(7)	(122)
Adjusted net income attributable to common shareholders - Diluted	$11,399	$13,122	$26,667	$26,336
Basic weighted average common shares outstanding	168,184	167,367	168,162	167,314
Dilutive effect of outstanding common stock options, RSUs, and PSUs	2,475	1,973	2,163	2,099
Diluted weighted average common shares outstanding	170,659	169,340	170,325	169,413
Adjusted net income per share attributable to common shareholders:
Basic	$0.07	$0.08	$0.16	$0.16
Diluted	$0.07	$0.08	$0.16	$0.16
(1)Primarily foreign translation gains and losses in each period.
(2)The quarter and two quarters ended July 2, 2023 consist primarily of costs associated with the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.
(5)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.
(6)The quarter and two quarters ended July 2, 2023 consist primarily of costs associated with restructuring of the global executive teams.
(7)The quarter and two quarters ended July 2, 2023 and July 3, 2022 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business. The regulatory expenses incurred in the quarter ended April 2, 2023 relate to business acquisitions.
(8)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Condensed Consolidated Statements of Operations.
(9)Includes interest expenses related to unamortized debt issuance costs from the 2019 Facility associated with extinguished lenders as a result of the March 2023 debt refinancing.
(10)Tax impact of adjustments calculated applying the applicable statutory rates. The quarter and two quarters ended July 2, 2023 and July 3, 2022 also include the impact of disallowed executive compensation expense.
(11)The quarter and two quarters ended July 2, 2023 consist of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations, the effect of tax law changes on existing temporary differences, and a discrete tax benefit unrelated to ongoing operations.

Krispy Kreme, Inc.
Segment Reporting (Unaudited)
(in thousands, except percentages or otherwise stated)

	Quarter Ended		Two Quarters Ended
	July 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022
Net revenues:
U.S.	$267,417	$244,665	$548,761	$492,584
International	98,332	93,853	188,620	181,054
Market Development	43,133	36,727	90,451	74,139
Total net revenues	$408,882	$375,245	$827,832	$747,777

Q2 2023 Organic Revenue - QTD (in thousands, except percentages)	U.S.		International	Market Development	Total Company
Total net revenues in second quarter of fiscal 2023	$267,417		$98,332	$43,133	$408,882
Total net revenues in second quarter of fiscal 2022	244,665		93,853	36,727	375,245
Total Net Revenues Growth	22,752		4,479	6,406	33,637
Total Net Revenues Growth %	9.3%		4.8%	17.4%	9.0%
Less: Impact of shop optimization closures	(3,330)		—	—	(3,330)
Less: Impact of Branded Sweet Treats exit	(6,701)		—	—	(6,701)
Adjusted net revenues in second quarter of fiscal 2022	234,634	—	93,853	36,727	365,214
Adjusted net revenue growth	32,783		4,479	6,406	43,668
Impact of acquisitions	(3,023)		—	877	(2,146)
Impact of foreign currency translation	—		(1,224)	1,239	15
Organic Revenue Growth	$29,760		$3,255	$8,522	$41,537
Organic Revenue Growth %	12.7%		3.5%	23.2%	11.4%

Q2 2023 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first two quarters of fiscal 2023	$548,761	$188,620	$90,451	$827,832
Total net revenues in first two quarters of fiscal 2022	492,584	181,054	74,139	747,777
Total Net Revenues Growth	56,177	7,566	16,312	80,055
Total Net Revenues Growth %	11.4%	4.2%	22.0%	10.7%
Less: Impact of shop optimization closures	(6,517)	—	—	(6,517)
Less: Impact of Branded Sweet Treats exit	(6,701)	—	—	(6,701)
Adjusted net revenues in first two quarters of fiscal 2022	479,366	181,054	74,139	734,559
Adjusted net revenue growth	69,395	7,566	16,312	93,273
Impact of acquisitions	(6,103)	—	1,770	(4,333)
Impact of foreign currency translation	—	2,084	3,710	5,794
Organic Revenue Growth	$63,292	$9,650	$21,792	$94,734
Organic Revenue Growth %	13.2%	5.3%	29.4%	12.9%

Q2 2022 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in second quarter of fiscal 2022	$244,665	$93,853	$36,727	$375,245
Total net revenues in second quarter of fiscal 2021	230,918	89,237	29,031	349,186
Total Net Revenues Growth	13,747	4,616	7,696	26,059
Total Net Revenues Growth %	6.0%	5.2%	26.5%	7.5%
Impact of acquisitions	—	—	(4,172)	(4,172)
Impact of foreign currency translation	—	7,018	2,044	9,062
Organic Revenue Growth	$13,747	$11,634	$5,568	$30,949
Organic Revenue Growth %	6.0%	13.0%	19.2%	8.9%

Q2 2022 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first two quarters of fiscal 2022	$492,584	$181,054	$74,139	$747,777
Total net revenues in first two quarters of fiscal 2021	453,388	155,743	61,864	670,995
Total Net Revenues Growth	39,196	25,311	12,275	76,782
Total Net Revenues Growth %	8.6%	16.3%	19.8%	11.4%
Impact of acquisitions	(3,926)	—	(6,790)	(10,716)
Impact of foreign currency translation	—	9,953	3,205	13,158
Organic Revenue Growth	$35,270	$35,264	$8,690	$79,224
Organic Revenue Growth %	7.8%	22.6%	14.0%	11.8%

Sales per Hub	Trailing Four Quarters Ended	Fiscal Year Ended
(in thousands, unless otherwise stated)	July 2, 2023	January 1, 2023	January 2, 2022
U.S.:
Revenues	$1,066,427	$1,010,250	$923,129
Non-Fresh Revenues (1)	(27,381)	(38,380)	(37,311)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(412,241)	(404,430)	(414,899)
Sales from Hubs with Spokes	626,805	567,440	470,919
Sales per Hub (millions)	4.7	4.5	4.0

International:
Sales from Hubs with Spokes (3)	$373,482	$365,916	$332,995
Sales per Hub (millions) (4)	9.7	9.8	8.5
(1)Includes the exited Branded Sweet Treats business revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International Sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access (Unaudited)

	Global Points of Access (1)
	Quarter Ended		Fiscal Year Ended
	July 2, 2023	July 3, 2022	January 1, 2023
U.S.: (2)
Hot Light Theater Shops	228	241	234
Fresh Shops	66	60	62
Cookie Shops	244	221	231
Carts, Food Trucks, and Other (3)	—	1	—
DFD Doors (5)	6,320	5,520	5,729
Total	6,858	6,043	6,256
International:
Hot Light Theater Shops	35	34	37
Fresh Shops	400	386	388
Carts, Food Trucks, and Other (3)	16	2	14
DFD Doors	3,219	3,003	3,032
Total	3,670	3,425	3,471
Market Development: (4)
Hot Light Theater Shops	120	111	115
Fresh Shops	939	784	873
Carts, Food Trucks, and Other (3)	28	29	27
DFD Doors	1,257	1,017	1,095
Total	2,344	1,941	2,110
Total Global Points of Access (as defined)	12,872	11,409	11,837
Total Hot Light Theater Shops	383	386	386
Total Fresh Shops	1,405	1,230	1,323
Total Cookie Shops	244	221	231
Total Shops	2,032	1,837	1,940
Total Carts, Food Trucks, and Other	44	32	41
Total DFD Doors	10,796	9,540	9,856
Total Global Points of Access (as defined)	12,872	11,409	11,837
(1)Excludes the recently exited Branded Sweet Treats distribution points.
(2)Includes Points of Access that were acquired from a franchisee in the U.S. in the third quarter of fiscal 2022. These Points of Access were previously included in the Market Development segment prior to the acquisition date.
(3)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports, train stations, etc.
(4)Includes locations in Japan and Canada, which are Company-owned. All remaining Points of Access in the Market Development segment relate to our franchise business.
(5)Includes over 160 McDonald’s test shops located in Louisville and Lexington, Kentucky and the surrounding area as of July 2, 2023.

Krispy Kreme, Inc.
Global Hubs (Unaudited)

	Hubs
	Quarter Ended		Fiscal Year Ended
	July 2, 2023	July 3, 2022	January 1, 2023
U.S.:
Hot Light Theater Shops (1)	221	238	228
Doughnut Factories	4	4	4
Total	225	242	232
Hubs with Spokes	143	124	133
Hubs without Spokes	82	118	99
International:
Hot Light Theater Shops (1)	29	26	28
Doughnut Factories	11	11	11
Total	40	37	39
Hubs with Spokes	40	37	39
Market Development:
Hot Light Theater Shops (1)	114	108	110
Doughnut Factories	26	26	27
Total	140	134	137
Total Hubs	405	413	408
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage (Unaudited)
(in thousands, except leverage ratio)

(in thousands, except leverage ratio)	July 2, 2023		January 1, 2023
Current portion of long-term debt	$40,722		$40,034
Long-term debt, less current portion	814,476		739,052
Total long-term debt, including debt issuance costs	855,198		779,086
Add back: Debt issuance costs	4,896		2,247
Total long-term debt, excluding debt issuance costs	860,094		781,333
Less: Cash and cash equivalents	(26,635)		(35,371)
Net debt	$833,459		$745,962
Adjusted EBITDA - trailing four quarters	198,203		190,729
Net leverage ratio	4.2	x	3.9	x